Fifth Third Bank Auto Receivables Trust 1996-A
    Monthly Statement to Certificateholders
    Servicer:  Fifth Third Bank
    Trustee: Harris Trust and Savings Bank

                         Collection Period:      01-Jul-96       30-Jul-
                         Distribution Date:      15-Aug-96

    Statement for Class A and Class B Certificateholders   Per $1,000 of
    Pursuant to Section 4.7 of the Pooling                    Original
    and Servicing Agreement                            Class A / Class B
                                                            Certificate
                                                               Amount
    (i)  Principal Distribution
              Class A Certificate Amount    $14,270,942.94    $36.591568
              Class B Certificate Amount       $672,452.81    $36.590097


    (ii)  Interest Distribution
              Class A Certificate Amount     $1,729,872.86     $4.435499
              Class B Certificate Amount        $83,488.32     $4.542840

    (iii)  Servicing Fee                       $292,159.52     $0.715403

    (iv)  Class A Certificate Balance
            (after principal distributions)                $320,543,159.
         Class A Pool Factor
            (after principal distributions)                      0.82189
         Class B Certificate Balance
            (after principal distributions)                 $15,104,866.
         Class B Pool Factor
            (after principal distributions)                      0.82189

    (v)  Total Pool Balance (end of Collection Period)     $335,648,026.

                                            Current Period      Cumulati
    vi)     Defaulted Receivables              $541,695.39     $936,367.
             Liquidation Proceeds              $159,965.34     $321,546.
             Aggregate Net Losses              $381,730.05     $614,821.

    vii)  Aggregate Principal Balance of Receivables repurchased by
                Seller or Servicer:
              Principal Portion                                      $0.
              Interest Portion                                       $0.

    (viii)  Class A Interest Carryover Shortfall                     $0.
              Class B Interest Carryover Shortfall                   $0.










              Class A Principal Carryover Shortfall                  $0.
              Class B Principal Carryover Shortfall                  $0.

    (ix)  Reserve Account Balance (after giving effect to
                 payments made on the Distribution Date)    $13,425,921.

    (x)  Specified Reserve Account Balance (after giving effect to payments made on the Distribution Date) $13,425,921.




































































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